UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2018, Apricus Biosciences, Inc. (the “Company”) entered into an engagement agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent would serve as our exclusive placement agent on a reasonable best efforts basis in connection with a public offering of the Company’s securities (the “Offering”).

On March 28, 2018, the Company announced the pricing of the Offering of 7,100,000 units (the “Units”) at a public offering price of $0.50 per Unit. Each Unit consists of one share of common stock (the “Common Stock”), and one warrant to purchase 0.5 of a share of Common Stock (the “Warrants”). The shares of Common Stock and Warrants are immediately separable and will be issued separately in the Offering. The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares.” The net proceeds to the Company from the Offering are expected to be approximately $2.9 million, after deducting placement agent fees and other estimated offering expenses, and excluding any proceeds the Company may receive upon exercise of the Warrants. The Offering is expected to close on or about April 2, 2018, subject to the satisfaction of customary closing conditions.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain of the investors in the Offering. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company does not currently have a sufficient number of authorized shares of Common Stock to cover the Warrant Shares, and as a result, the investor’s Warrants will become exercisable only following the Company's announcement that it has received stockholder approval of an amendment to its Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to a total of 60,000,000 shares (the “Charter Amendment”) and the Charter Amendment has become effective. The Warrants will expire five years from the date the Warrants are first exercisable. The exercise price of the Warrants is $0.50 per Warrant Share. The Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% (or, at the election of investor prior to issuance of any warrants, 9.99%) of the Common Stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to the Company, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. The Company does not plan to apply to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Pursuant to the terms of the Engagement Agreement, the Company has agreed to pay the Placement Agent a placement agent fee equal to 7.0% of the aggregate gross proceeds received by the Company in the Offering, plus a management fee equal to 1.0% of the gross proceeds received by the Company in the Offering. The Company also agreed to grant to the Placement Agent or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the Offering (the “Placement Agent Warrants”). The Engagement Agreement has a six month tail and a 12 month right of first offer period with respect to future financings (subject to certain limitations), indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the Warrants, including a term of five years, except that the Placement Agent Warrants will have an exercise price equal to 125% of the exercise price of the Warrants, or $0.625. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3and related prospectus, which was previously filed with the Securities and Exchange Committee (the “SEC”) and declared effective on December 7, 2017 (File No. 333-221285) (the “Registration Statement”), and a preliminary and final prospectus supplement filed with the SEC.

The Company issued press releases on March 27, 2018 and March 28, 2018 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

In addition, on March 27, 2018, the Company entered into a warrant amendment (the “Warrant Amendment”) with certain holders (the “Holders”) of warrants to purchase shares of common stock of the Company (the “Common Stock”), issued in September 2017 (the “September Warrants”), pursuant to which, among other things, (i) the exercise price of the September Warrants was reduced to $0.60 per share (the closing price of the Company’s common stock on March 27, 2018), and (ii) the date upon which the September Warrants become exercisable was changed to the date that the Company publicly announces through the filing of a Current Report on Form 8-K that it has received stockholder approval of the Charter Amendment and the Charter Amendment has become effective. By delaying the date upon which the September Warrants become exercisable, the Warrant Amendment permitted the Company to increase the size of the Offering by being able to offer the shares underlying the September Warrants which were otherwise reserved for issuance.

    The form of Warrant Amendment, the form of Warrant, the form of Placement Agent Warrant, the form of Purchase Agreement and the Engagement Agreement, are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this report. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference. A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP relating to the issuance of the sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this report and the opinion of Latham & Watkins LLP relating to the legality of the issuance of the Warrants is attached as Exhibit 5.2 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Placement Agent Warrants and the Warrant Amendment set forth under Item 1.01 above is incorporated herein by reference.

The Placement Agent Warrants and September Warrants, and the shares issuable upon exercise of the warrants, were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things: the Company’s expectations on the completion, timing and size of the offering and the expected gross proceeds from the offering and the anticipated use of proceeds therefrom. Actual results could differ from those projected in any forward-looking statements due to a variety of reasons that are outside the control of the Company, including, but not limited to: the Offering is made on a reasonable best offering basis, uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering; and other risks and uncertainties inherent in the Company’s business, including those described in the Company’s periodic filings with the SEC and the prospectus supplement and related prospectus for this offering filed with the SEC. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q, and other filings made with the SEC. Copies of these reports are available from the SEC’s website at www.sec.gov or without charge from the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment to Warrant to Purchase Common Stock, dated as of March 27, 2018
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
5.2	Opinion of Latham & Watkins LLP
10.1	Form of Securities Purchase Agreement
10.2	Engagement Agreement, dated as of March 27, 2018, between the Company and H.C. Wainwright & Co., LLC
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)
99.1	Launch Press Release of the Company, dated March 27, 2018
99.2	Pricing Press Release of the Company, dated March 28, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: March 29, 2018	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary